                                                                    EXHIBIT 23.9

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

I hereby consent to the reference to me as a prospective director of Regency Realty Corporation where it appears in this Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          /s/ Terry N. Worrell
                                          _____________________________________
                                          Terry N. Worrell